UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2004

SEABULK INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28732 (Commission File Number)	65-0966399 (IRS Employer Identification No.)

2200 Eller Drive, P.O. Box 13038, Ft. Lauderdale, Florida (Address of principal executive offices)	33316 (Zip code)

Registrant’s telephone number, including area code (954) 523-2200

Item 9. Regulation FD Disclosure

     Seabulk International, Inc. today announced that it has agreed to purchase two 48,000-dwt product tankers from principals of World-Wide Shipping of Singapore for a total purchase price of approximately $62 million. The purchase price will be financed by a combination of bank borrowings and available cash. The tankers, the World Trumpet and World Trust, are modern double-hull vessels built in 2000 at the Daewoo Shipyard in Korea and suitable for worldwide trading. Delivery of the vessels is expected in March. They will be the first foreign-flag product tankers to join the Seabulk fleet. Seabulk currently has 10 product tankers operating in the domestic Jones Act market.

     This information shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, except if the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABULK INTERNATIONAL, INC.

By: /s/ ALAN R. TWAITS

ALAN R. TWAITS Senior Vice President, General Counsel and Secretary

January 30, 2004

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